Exhibit 99
































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
Permanent
Bancorp, Inc., Holding Company for Permanent Federal Savings Bank

                                  NEWS RELEASE



Donald P. Weinzapfel
Chairman of the Board,                                     FOR IMMEDIATE RELEASE
President & Chief                                          ---------------------
Executive Officer                                              May 19, 1997
Permanent Bancorp, Inc.
101 S.E. Third Street                                    FOR FURTHER INFORMATION
Evansville, IN  47708                                    -----------------------
812/428-6800                                                   Carl E. Root
                                                               812/428-6804


                          PERMANENT BANCORP SUBSIDIARY
                            ANNOUNCES ACQUISITION OF
                                  BRANCH OFFICE


         (May 19, 1997) -- Permanent Bancorp, Inc. (NASDAQ - "PERM"), parent of Permanent Federal Savings Bank, Evansville, Indiana, announced today the completion of its assumption of the deposit liabilities and its acquisition of certain assets associated with the branch of NBD Bank, N.A. in Newburgh, Indiana.

         "The branch in Newburgh provides a more desirable location for expansion of Permanent's franchise," stated Donald P. Weinzapfel, Chairman and CEO of the company. "We are pleased to acquire the office and believe we will be better able to serve the residents in the Newburgh area." At closing, the branch had deposit liabilities of approximately $5.5 million.

         Permanent Bancorp, Inc., at March 31, 1997, had assets of $423.8 million and deposits of $280.8 million.









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